UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 8, 2005


                       NATIONAL SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                   1-6453              95-2095071
        --------                   ------              ------------
        (State of Incorporation)   (Commission         (I.R.S. Employer
                                   File Number)        Identification Number)


                    2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090
                       SANTA CLARA, CALIFORNIA 95052-8090
                       ----------------------------------
                    (Address of Principal Executive Offices)

                                 (408) 721-5000

              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Table of Contents


                                                                            Page
Section 2 - Financial Information
---------------------------------

Item 2.02       Results of Operations and Financial Condition                  3

Section 8 - Other Events
------------------------

Item 8.01       Other Events                                                   3

Section 9 - Financial Statements and Exhibits
---------------------------------------------

Item 9.01       Financial Statements and Exhibits                              3

Signature                                                                      4

Exhibits:
  99.1     News release dated September 8, 2005 (Earnings)

NATIONAL SEMICONDUCTOR CORPORATION


Item 2.02       RESULTS OF OPERATION AND FINANCIAL CONDITION

On September 8, 2005, National Semiconductor Corporation issued a news release announcing earnings for the quarter ended August 28, 2005. The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Operations, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP.

Item 8.01       OTHER EVENTS

The Company also announced in its news release that it will pay a dividend of 2 cents per share on October 11, 2005 to shareholders of record on September 20, 2005 and that its Board of Directors had approved another $400 million stock repurchase program.

     The information in Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01       FINANCIAL STATEMENTS AND EXHIBITS

       (c )  Exhibits
             --------

Exhibit No.    Description of Exhibit
-----------    ----------------------

   99.1        News  release   dated   September  8,  2005  issued  by  National
               Semiconductor Corporation* (Earnings)

*This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NATIONAL SEMICONDUCTOR CORPORATION

                                         //S// Jamie E. Samath
                                         ---------------------

Dated:  September 8, 2005                Jamie E. Samath
                                         Corporate Controller
                                         Signing on behalf of the registrant and
                                         as principal accounting officer

                                                                   Exhibit 99.1

News Media:                             Financial:
Jeff Weir                               Long Ly
National Semiconductor                  National Semiconductor
(408) 721-5199                          (408) 721-5007
jeff.weir@nsc.com                       invest.group@nsc.com
-----------------                       --------------------

National Semiconductor Reports 5.7% Sequential Revenue Increase, Record 56.2% Gross Margin for First Quarter FY06

o    Q1 revenues are $493.8 million, up from $467 million in Q4 of Fiscal 2005
o    Q1 GAAP net profit is $85.6 million and earnings are 24 cents per share
o    Analog focus drives 1.5 percentage-point gain in gross margin for Q1
o    Bookings increased 18 percent sequentially and exceeded billings in Q1
o Revenue outlook for Q2 of Fiscal 2006 is approximately 5 percent growth from Q1

SANTA CLARA, CALIF., September 8, 2005 - National Semiconductor Corporation (NYSE:NSM) today reported GAAP net income of $85.6 million, or 24 cents per share, on revenues of $493.8 million for the first quarter of fiscal 2006, which ended August 28, 2005.

On a sequential basis, National's Q1 revenues rose 5.7 percent from the fourth quarter, when the company reported $467 million in revenues and earnings of 36 cents per share. Year over year, National's first quarter sales declined 10 percent from the first quarter of fiscal 2005, when the company reported sales of $548 million, net income of $117.7 million and earnings of 31 cents per share.

First quarter gross margin rose 1.5 percentage points to a record 56.2 percent on the strength of increased sales of National's higher-value analog products. This compares to the 54.7 percent gross margin reported in Q4 and 52.7 percent gross margin reported in Q3.

"Our business was stronger than expected in the first quarter," said Brian L. Halla, National's chairman and CEO. "Sales were up, bookings were up and our backlog was up going into the second quarter. Overall, we're seeing strong demand for analog products, particularly from our wireless and flat panel display customers."

Noteworthy Items Included in GAAP Net Income
National's Q1 net results included several noteworthy pre-tax financial events, including a $28 million charge (primarily for severance) related to the in-progress closure of National's assembly and test plant in Singapore; and a $24.3 million gain related to the sale of National's cordless business unit in Europe. National's income tax expense in Q1 also included additional one-time provisions of approximately $5 million of expense relating to notable items in the quarter.

National's Q4 2005 net results included several notable financial items, including an $86.1 million write-off of goodwill; a $51.1 million gain from the sale of National's PC Super /IO business; and a $2.6 million charge for cost reduction actions; all of these on a pre-tax basis. In addition, the company's income tax provision was a net tax benefit of $55.9 million, primarily related to deferred tax assets.

Bookings Increased Sequentially in Q1 from Q4
National's Q1 worldwide bookings increased 18 percent sequentially from Q4. Excluding bookings that came from two recently divested businesses, bookings grew 13 percent. The bookings rate in Q1 benefited from higher-than-anticipated turns orders. Total company bookings exceeded billings in the first quarter.

Bookings for National's analog standard linear products grew 14 percent sequentially. New orders for portable power management and audio products grew much higher than the company average due primarily to strong demand from customers in the mobile phone and flat panel display markets.

Regionally, bookings increased in North America and Asia Pacific. The majority of the bookings increase came from National's OEM customers. Bookings from major distributors in Q1 were consistent with the prior quarter. Distributor resales of National products to end customers increased in North America and Asia Pacific but were seasonally lower in Europe.

Analog Focus Generates Results
National continued its repositioning towards a richer analog portfolio by divesting itself of businesses that do not align with the company's business model. In May 2005, the company sold its PC Super I/O business to Winbond Electronics. In June, the company sold its cordless business unit in Europe to HgCapital. And in July, the company announced that it would close its assembly and test plant in Singapore in a phased shutdown. The Singapore plant had specialized in high pin-count packages.

"Our actions are consistent with National's ongoing program to maximize resources and support for National's core analog business," Halla said. "They also demonstrate our commitment to increase the return on invested capital for our shareholders."

Outlook for Q2, Fiscal 2006
National anticipates that revenues in the second quarter will increase approximately 5 percent from first-quarter levels. The company also anticipates that gross margin in Q2 will be similar to or slightly higher than Q1's gross margin.

National Declares Dividend
In addition to announcing first-quarter earnings, National today declared a cash dividend of 2 cents per outstanding share of common stock. The dividend is payable October 11, 2005 to stockholders of record at the close of business on September 20, 2005.

Board of Directors Approves New $400 Million Stock Repurchase Program
National's Board of Directors has authorized a new program to buy back an additional $400 million of National's stock. During Q1, the company purchased $275 million worth of National's stock authorized under a prior buy-back program.

Special Note
This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These factors include, but are not restricted to, new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products. Other risk factors are included in the Company's 10-K for the year ended May 29, 2005 (see Outlook and Risk Factors sections of Management's Discussion and Analysis of Financial Conditions and Results of Operations).

Summary of Results                          For the 3 months ended
                                            ----------------------
                                    August 28, 2005              August 29, 2004
                                    --------------               ---------------
Net sales                        $493.8 million                  $548.0 million
Net income                       $ 85.6 million                  $117.7 million
Earnings per diluted share       $   0.24                        $   0.31



About National Semiconductor
National Semiconductor, the industry's premier analog company, creates high-performance analog devices and subsystems. National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, communication interface products and data conversion solutions. National's key analog markets include wireless handsets, displays and a variety of broad electronics markets, including medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, California, National reported sales of $1.91 billion for fiscal 2005, which ended May 29, 2005. Additional company and product information is available at www.national.com.
                                      # # #

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share amounts)


                                                          Three Months Ended
                                                       --------------------------
                                                       Aug. 28,      Aug. 29,
                                                          2005         2004
                                                       ------------ -------------
  Net sales                                               $ 493.8      $ 548.0
  Operating costs and expenses:
    Cost of sales                                           216.1        246.4
    Research and development                                 80.5         85.7
    Selling, general and administrative                      66.7         67.6
    Sale of business                                        (24.3)         -
    Cost reduction and restructuring charges                 28.0          1.2
    Other operating income, net                              (1.0)        (1.5)
                                                       ------------ -------------

  Total operating costs and expenses                        366.0        399.4
                                                       ------------ -------------

  Operating income                                          127.8        148.6
  Interest income, net                                        7.1          2.6
  Other non-operating expense, net                           (2.5)        (2.2)
                                                       ------------ -------------

  Income before taxes                                       132.4        149.0
  Income tax expense                                         46.8         31.3
                                                       ------------ -------------

  Net income                                               $ 85.6      $ 117.7
                                                       ============ =============

  Earnings per share:

  Net income:
       Basic                                             $  0.25      $  0.33
       Diluted                                           $  0.24      $  0.31

  Selected income statement ratios as a percentage of sales:
       Gross margin                                        56.2%        55.0%
       Research and development                            16.3%        15.6%
       Selling, general and administrative                 13.5%        12.4%
       Net income                                          17.3%        21.5%
       Effective tax rate                                  35.3%        21.0%


NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS  (Unaudited)
(in millions)

                                                                      Aug. 28,                        May 29,
                                                                        2005                           2005
                                                                 --------------------            -------------------
   ASSETS
   Current assets:
      Cash and cash equivalents                                           $   860.5                    $   867.1
      Short-term marketable investments                                       155.1                        155.1
      Receivables                                                             154.0                        123.9
      Inventories                                                             157.1                        170.2
      Deferred tax assets                                                     127.0                        126.9
      Other current assets                                                     72.5                         70.3
                                                                 --------------------            -------------------

      Total current assets                                                  1,526.2                      1,513.5

   Net property, plant and equipment                                          594.7                        605.1
   Goodwill                                                                    64.9                         87.2
   Deferred tax assets                                                        196.5                        192.2
   Other assets                                                               115.5                        106.2
                                                                 --------------------            -------------------

   Total assets                                                            $2,497.8                     $2,504.2
                                                                 ====================            ===================

   LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
      Accounts payable                                                    $    83.7                    $    64.7
      Accrued expenses                                                        159.5                        143.6
      Income taxes payable                                                    104.2                         76.7
                                                                 --------------------            -------------------

      Total current liabilities                                               347.4                        285.0

   Long-term debt                                                              22.1                         23.0
   Other noncurrent liabilities                                               154.0                        142.1
                                                                 --------------------            -------------------

      Total liabilities                                                       523.5                        450.1
                                                                 --------------------            -------------------

   Commitments and contingencies

   Shareholders' equity:
      Common stock                                                            171.8                        174.0
      Additional paid-in capital                                              867.2                      1,024.5
      Retained earnings                                                     1,039.8                        961.2
      Unearned compensation                                                    (7.5)                        (7.4)
      Accumulated other comprehensive loss                                    (97.0)                       (98.2)
                                                                 --------------------            -------------------

      Total shareholders' equity                                            1,974.3                      2,054.1
                                                                 --------------------            -------------------

   Total liabilities and shareholders' equity                              $2,497.8                     $2,504.2
                                                                 ====================            ===================

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

                                                                                       Three Months Ended
                                                                              --------------------------------------
                                                                                 Aug. 28,               Aug. 29,
                                                                                    2005                   2004
                                                                              ----------------       ---------------
      Cash flows from operating activities:
      Net income                                                                   $   85.6              $ 117.7
      Adjustments to reconcile net income with net cash
        provided by operating activities:
         Depreciation, amortization and accretion                                      43.2                 49.0
         (Gain) loss on investments                                                     2.2                 (0.1)
         Share in net losses of equity-method investments                               0.3                  1.6
         Loss on disposal of equipment                                                  1.0                  0.1
         Gain on sale of business                                                     (24.3)                 -
         Tax benefit associated with stock options                                     23.3                  -
         Noncash other operating expense, net                                           0.1                  0.5
         Other, net                                                                    (0.9)                (0.4)
         Changes in certain assets and liabilities, net:
            Receivables                                                               (30.1)                 7.5
            Inventories                                                                13.1                 (5.6)
            Other current assets                                                       (2.2)               (17.5)
            Accounts payable and accrued expenses                                      16.2                (63.7)
            Current and deferred income taxes                                          22.4                 24.6
            Other noncurrent assets                                                   (10.3)                 -
            Other noncurrent liabilities                                               11.9                  5.9
                                                                              ----------------       ---------------

      Net cash provided by operating activities                                       151.5                119.6
                                                                              ----------------       ---------------

      Cash flows from investing activities:
      Purchase of property, plant and equipment                                       (11.9)               (55.0)
      Sale of business                                                                 60.0                  -
      Sale of investments                                                               -                    0.1
      Funding of benefit plan                                                          (1.2)                (4.8)
      Security deposits on leased equipment                                             -                   (2.8)
      Other, net                                                                       (1.1)                (0.1)
                                                                              ----------------       ---------------

      Net cash provided by (used by) investing activities                              45.8                (62.6)
                                                                              ----------------       ---------------

      Cash flows from financing activities:
      Payment on software license obligations                                         (12.7)                (1.5)
      Issuance of common stock                                                         91.1                 25.1
      Purchase and retirement of treasury stock                                      (275.3)                 -
      Cash dividends declared and paid                                                 (7.0)                 -
                                                                              ----------------       ---------------

      Net cash (used by) provided by financing activities                            (203.9)                23.6
                                                                              ----------------       ---------------

      Net change in cash and cash equivalents                                          (6.6)                80.6
      Cash and cash equivalents at beginning of period                                867.1                642.9
                                                                              ----------------       ---------------

      Cash and cash equivalents at end of period                                    $ 860.5              $ 723.5
                                                                              ================       ===============

PART I.  FINANCIAL INFORMATION
EARNINGS PER SHARE (Unaudited)
(in millions, except per share amounts)

                                                            Three Months Ended
                                                         --------------------------
                                                          Aug. 28,     Aug. 29,
                                                             2005         2004
                                                         -------------- -----------
Earnings per share:
         Basic                                            $  0.25     $   0.33
         Diluted                                          $  0.24     $   0.31

Net income used in basic and diluted
         earnings per share calculation                  $  85.6     $  117.7

Weighted-average shares:
         Basic                                             345.8        357.3
         Diluted                                           363.9        381.7


NOTES TO FINANCIAL STATEMENTS
(in millions)

                                                            Three Months Ended
                                                         --------------------------
                                                         Aug. 28,     Aug. 29,
                                                            2005          2004
                                                        -------------- ------------
Other operating income, net
Net intellectual property income                            $ (0.7)        $ (1.5)
Other                                                         (0.3)           -
                                                        -------------- ------------
  Total other operating income, net                         $ (1.0)        $ (1.5)
                                                        ============== ============

 Interest income, net

Interest income                                             $  7.4         $  3.1
Interest expense                                              (0.3)          (0.5)
                                                        -------------- ------------
  Interest income, net                                      $  7.1         $  2.6
                                                        ============== ============

Other non-operating expense, net

Gain (loss) on investments                                  $ (2.2)       $  (0.1)
Share in net losses of equity-method
   investments                                                (0.3)          (1.6)
Other                                                          -             (0.5)
                                                        -------------- ------------
  Total other non-operating expense, net                    $ (2.5)        $ (2.2)
                                                        ============== ============